SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2005 (November 10, 2005)
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
SIGNATURE

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     As previously disclosed on Form 8-K filed with the Securities and Exchange Commission on May 16, 2005, Brocade Communications Systems, Inc. (the “Company”) determined that the Company’s financial statements for the fiscal years ended October 30, 2004, October 25, 2003, and October 26, 2002, and the interim periods contained therein, should no longer be relied upon because of errors in such financial statements. The Company has restated those financial statements, which appear in the Company’s Annual Report on Form 10-K/A for the fiscal year ended October 30, 2004 (the “Form 10-K/A”). As a result of such restatements, on November 10, 2005, the Company, on management’s recommendation and in consultation with the Company’s Audit Committee and KPMG, LLP, the Company’s independent registered public accounting firm, concluded that the financial statements for the first fiscal quarter of 2005 ended January 29, 2005, should no longer be relied upon because of an error in such financial statements.
     Specifically, the Company concluded that the Company’s balance sheet for the first quarter of fiscal 2005 ended January 29, 2005 needs to be restated to reflect the cumulative effect of the restatements previously announced on additional paid-in capital and retained earnings. The restatement of the financial statements for the quarter ended January 29, 2005 relates exclusively to reclassifications within shareholders equity related to the cumulative effect of the foregoing restatements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: November 14, 2005	By:	/s/ Antonio Canova

Antonio Canova VP Administration and Chief Financial Officer